Exhibit 99.1
Caliber Advances Hyatt Studio Development Platform Across Three High-Growth Markets - Steamboat Springs Construction Will First to Begin

SCOTTSDALE, Ariz, April. 22, 2026 (GLOBE NEWSWIRE) – Caliber (NASDAQ: CWD), a diversified real estate and digital asset management platform, today announced that it continues to execute on its multi-market Hyatt Studios development platform, advancing three hospitality projects across high-conviction markets: Steamboat Springs, CO; Riverwalk/Scottsdale, AZ; and Georgetown, TX. The first project in Steamboat Springs closed acquisition and construction financing in April 2026 and is expected to break ground during the second quarter of 2026. The platform represents a focused effort to capitalize on supply-constrained markets and growing demand for extended-stay hospitality.

The announcement comes at a time when new hotel development remains limited across many U.S. markets, despite a continued recovery in travel demand.

Each of these Hyatt Studios locations was selected based on long-term structural demand drivers, not short-term market timing. Together, the three markets create diversification across destination leisure, employment-driven extended stay, and high-growth metro expansion, while maintaining alignment with the Hyatt Studios operating model. Caliber’s model is designed to build, stabilize, and transition assets into long-term trust ownership that recycles capital while limiting risk.

Hyatt Studios, Hyatt's upper-midscale extended-stay brand, is purpose-built for longer stays with a lean operating model and strong brand loyalty. Caliber’s strategy is to develop institutional-quality Hyatt Studios assets that transition into long-term ownership through Caliber Hospitality Trust (CHT) under a forward purchase framework.

Each development is expected to require approximately 15–17 months from groundbreaking to opening, with the goal of having all three projects active at varying stages over the next two years. Steamboat Springs is targeted to open in the third or fourth quarter of 2027, with the remaining projects following sequentially thereafter.

The Hyatt Studios brand is purpose built to deliver a highly efficient, scalable extended stay offering, combining lean staffing, standardized room design, and a right-sized footprint of 114 to 122 keys with a streamlined construction approach that reduces structural steel requirements and overall development costs. This model enables a repeatable construction template, a scalable underwriting approach, and a controlled cost basis, typically supporting a 15 to 17 month construction timeline. Sequential development across multiple sites further enhances efficiency and returns for owners.

Hyatt Studios hotels are designed around the needs of modern extended stay travelers, offering studio apartment style suites with kitchenettes, complimentary grab-and-go breakfast, a 24/7 market, on-site laundry, and a fitness center. Together, these features provide the comfort and functionality of home in a simplified and reliable format. The brand is further differentiated by its ability to capture strong loyalty through the Hyatt ecosystem, leveraging World of Hyatt to drive consistent demand, deepen guest engagement, and deliver long term value for owners.

“We’re building this platform with Hyatt in markets where supply is constrained and demand continues to grow,” said Chris Loeffler, Chief Executive Officer of Caliber. “Our Hyatt Studios’ development is designed specifically for developer efficiency and operational scalability, and we anticipate that the targeted levered IRRs in the low-to-mid-20% range with targeted equity multiples of approximately 2.3x–2.6x over a 6-year hold.”

Steamboat Springs, CO - Hyatt Studio Development

Targeted opening Q3/Q4 2027

The Steamboat Springs project is fully entitled and advancing toward construction, with zoning approved, a general contractor engaged, and construction financing closed in April 2026. The project received unanimous zoning approval, reflecting strong alignment with local demand and a clear supply gap in the market. Construction is expected to commence in Q2 2026 with an estimated completion in Q2 2027.

The Steamboat market represents one of the most compelling hotel development environments in the Mountain West. It is a year-round destination with established winter ski demand paired with growing summer visitation. Older hotel options in the area create a positive competitive environment for a modern branded product like Hyatt Studios.

Caliber believes that Steamboat’s economics are unusually attractive for new development. Unlike many resort markets where replacement cost pressures impair feasibility, Steamboat’s supply constraints and pricing power create an environment where new, branded inventory is advantaged.

Riverwalk / Scottsdale, AZ - Hyatt Studio Development

Caliber’s Riverwalk / Scottsdale, AZ Hyatt Studio development is located in a nationally recognized leisure destination with premiere golf, resort, and event-driven visitation. The location has premium seasonal pricing power and high barriers to entry due to limited land availability and complex zoning dynamics. We believe that the location will have a strong seasonal leisure market demand dynamic with anticipated premium average daily rate (ADR) performance during peak periods, which should support strong pricing power and attractive margins for well-positioned assets.

The Riverwalk / Scottsdale, AZ land site is already controlled by Caliber via a long-term lease, which provides significant development and operational control. The site’s design review (DR) is in process, and the conditional use permit (CUP) is under review. The coordinated master plan/site plan resubmittal is in progress with the goal of approvals of the DR and CUP by the third quarter of 2026.

Georgetown, TX - Hyatt Studio Development

The Georgetown location is part of the Austin, Texas corridor, as it benefits directly from the area’s continued population and economic expansion. Austin remains one of the fastest-growing MSAs in the U.S. The area is seeing a multi-billion-dollar Austin Convention Center redevelopment, which should cause an increase in convention and corporate overflow demand for hotels. The land has already been purchased; the transaction closed in October 2025. Caliber is evaluating the optimal development strategy to align with market demand and maximize long-term value.

Longer-term strategy - transition to Caliber Hospitality Trust (CHT) portfolio

Caliber’s strategy is not merchant development, but long-term ownership. Stabilized assets are expected to transition into Caliber Hospitality Trust (CHT) through a forward purchase structure, providing investors who fund the development with visibility on exit and reducing disposition risk.

Caliber’s Hyatt Studios offering

Caliber is now actively offering accredited investors the opportunity to participate in the Hyatt Studios development platform by offering two options: The first, a feeder-fund structure, whereby investors may gain diversified exposure across the development pipeline. The second, a project by project offering, starting with the Steamboat location.

Caliber’s initial Hyatt Studios capital launch in Steamboat Springs, CO, marks the formal execution phase of its three-market development platform. The Company has prioritized early-stage de-risking, including unanimous zoning approval, near-term closing, secured construction financing terms, contractor engagement, and brand-backed capital support from Hyatt. This disciplined approach is designed to align capital deployment with execution visibility and institutional-grade sponsorship.

The offering is available exclusively to accredited investors and their professional advisors and is structured with a defined maximum capital raise, a preferred return component, and a promote structure consistent with Caliber’s hospitality development platform. The investment is designed with an anticipated medium-term hold period and institutional alignment between sponsor and investors.

Hyatt is directly supporting the Steamboat project with approximately $1.14 million in total brand capital, reflecting strong brand alignment with Caliber’s execution strategy.

Additional information regarding the investment structure, targeted returns, risk factors, tax considerations (including potential bonus depreciation benefits), and subscription procedures is available exclusively through Caliber’s investor portal and official offering materials documents.

Press Release is for informational purposes only

This press release is provided for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities. Any offering of securities will be made only by means of definitive offering documents and only to accredited investors in accordance with Regulation D and applicable federal and state securities laws.

Investments involve risks, including the possible loss of principal. Any targeted returns, projections, or forward-looking statements are estimates only, are not guaranteed, and are subject to the assumptions and risk factors described in the offering materials.

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is a real estate-focused alternative asset manager with over $2.6 billion in Managed Assets and a 17-year track record investing in middle-market hospitality and multifamily real estate. The Company operates an institutional-quality asset management platform paired with a boutique, hands-on investment approach focused on value creation in underserved market segments. In 2025, Caliber integrated digital asset infrastructure into its platform by investing in LINK, the token underlying Chainlink, a key technology enabling real estate fund tokenization, and is implementing blockchain and tokenization strategies across its investment platform to enhance how assets are financed, owned, and accessed. Investors can participate in Caliber through its publicly traded equity (Nasdaq: CWD), which provides exposure to both its real estate platform and digital asset holdings, and through its private real estate investment funds for accredited investors and financial professionals.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements herein include, but are not limited to: timing of Steamboat Springs project to breaking ground; development expected to require approximately 15–17 months from groundbreaking to opening; Steamboat Springs targeted opening in the third or fourth quarter of 2027; Hyatt Studios’ development targeted levered IRRs and targeted equity multiples; statements regarding Riverwalk leisure market demand and average daily rate (ADR) performance. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber Investor Relations
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com

Impact Partners
Public Relations
Phillip Roberson
PRobertson@ImpactPartners.com